Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Van Wagoner Funds and to the use of our report dated February 12, 2007 on the 2006 financial statements and financial highlights of the Van Wagoner Emerging Growth Fund, Van Wagoner Growth Opportunities Fund, and Van Wagoner Small-Cap Growth Fund.  Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 26, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus of Van Wagoner Funds, Inc. and to the incorporation by reference of our report dated February 10, 2006 in the Statement of Additional Information filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 18 to the Registration Statement (Form N-1A) under the Securities Act of 1933 (File No. 33-98358).

/s/ ERNST & YOUNG, LLP

Chicago, Illinois
April 23, 2007